Exhibit 1.1

€2,000,000,000

T-MOBILE USA, INC.

3.550% Senior Notes due 2029

3.700% Senior Notes due 2032

3.850% Senior Notes due 2036

Underwriting Agreement

April 30, 2024

Barclays Bank PLC

BNP Paribas

Deutsche Bank AG, London Branch

J.P. Morgan Securities plc

As Representatives of the
    several Underwriters listed
    in Schedule 1 hereto

c/o Barclays Bank PLC

1 Churchill Place

London E14 5HP

United Kingdom

c/o BNP Paribas

16, boulevard des Italiens

75009 Paris

France

c/o Deutsche Bank AG, London Branch

21 Moorfields

London EC2Y 9DB

United Kingdom

c/o J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Ladies and Gentlemen:

T-Mobile USA, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), €600,000,000 aggregate principal amount of its 3.550% Senior Notes due 2029 (the “2029 Notes”), €750,000,000 aggregate principal amount of its 3.700% Senior Notes due 2032 (the “2032 Notes”) and €650,000,000 aggregate principal amount of its 3.850% Senior Notes due 2036 (the “2036 Notes” and, together with the 2029 Notes and the 2032 Notes, the “Notes” and, together with the Guarantees (as defined below), the “Securities”). The Securities will be issued under that certain Indenture, dated as of September 15, 2022 (the “Base Indenture”), by and among the Company, T-Mobile US, Inc., a Delaware corporation (“Parent”) and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and (a) a supplemental indenture with respect to the 2029 Notes to be dated as of the Closing Date (as defined below) (the “2029 Supplemental Indenture”), (b) a supplemental indenture with respect to the 2032 Notes to be dated as of the Closing Date (the “2032 Supplemental Indenture”) and (c) a supplemental indenture with respect to the 2036 Notes to be dated as of the Closing Date (the “2036 Supplemental Indenture” and, together with the 2029 Supplemental Indenture and the 2032 Supplemental Indenture, the “Supplemental Indentures” and each a “Supplemental Indenture”), in each case, by and among the Company, Parent, the Guarantors (as defined below) and the Trustee, including in its capacities as trustee, paying agent and registrar. The Base Indenture as amended and supplemented by each Supplemental Indenture is referred to herein as the “Indenture.”

At or prior to 7:02 P.M., London time, on the date hereof (the “Time of Sale”), the following information was prepared (collectively, the “Time of Sale Information”): the Preliminary Prospectus (as defined below) and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act (as defined below)) listed on Annex A hereto as constituting part of the Time of Sale Information.

The payment of principal of, and premium and interest on, the Notes will be fully and unconditionally guaranteed on a senior unsecured basis, jointly and severally, by (i) Parent, (ii) each of the Company’s subsidiaries listed on Schedule 2 hereto and (iii) any subsidiary of the Company or Parent formed or acquired after the Closing Date that executes an additional guarantee in accordance with the terms of the Indenture, and respective successors and assigns of Parent and the subsidiaries of the Company or Parent referred to in clauses (ii) and (iii) above (collectively, the “Guarantors”), pursuant to their guarantees (the “Guarantees”).

As used in this underwriting agreement (this “Agreement”), the term “Transactions” means, collectively, (i) the issuance and sale of the Securities and (ii) the payment of all fees and expenses related to the foregoing. The term “Transaction Documents” collectively refers to this Agreement, the Base Indenture, each Supplemental Indenture and the Securities.

Each of the Company and the Guarantors hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.             Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-271553), including a prospectus, relating to the Securities. Such registration statement, as amended at the time it, and any post-effective amendment thereto, became effective, including the information, if any, deemed pursuant to Rule 430A or 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means the prospectus included in the Registration Statement (the “Base Prospectus”) plus the preliminary prospectus supplement, dated April 30, 2024, to the Base Prospectus relating to the Securities at the time it was filed that omits Rule 430 Information, and the term “Prospectus” means the Base Prospectus plus the final prospectus supplement that includes the Rule 430 Information in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Securities. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

2.             Purchase of the Securities by the Underwriters.

(a)           The Company, on the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, agrees to issue and sell the Securities to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company (x) the aggregate principal amount of 2029 Notes set forth opposite such Underwriter’s name on Schedule 1 hereto at a price equal to 99.743% of the principal amount thereof, plus accrued interest, if any, from May 8, 2024 to but excluding the Closing Date, (y) the aggregate principal amount of 2032 Notes set forth opposite such Underwriter’s name on Schedule 1 hereto at a price equal to 99.605% of the principal amount thereof, plus accrued interest, if any, from May 8, 2024 to but excluding the Closing Date and (z) the aggregate principal amount of 2036 Notes set forth opposite such Underwriter’s name on Schedule 1 hereto at a price equal to 99.233% of the principal amount thereof, plus accrued interest, if any, from May 8, 2024 to but excluding the Closing Date. The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Company understands that the Underwriters intend to make a public offering of the Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell Securities purchased by it to or through any Underwriter; provided that (i) such offers and sales are made on the basis of the representations, warranties and agreements of the Underwriters and otherwise in accordance with the provisions of this Agreement as if such affiliates were named as Underwriters hereunder and (ii) such Underwriter shall be responsible for any actions of its affiliates.

(c)           Payment for and delivery of the Securities will be made at the offices of Cahill Gordon & Reindel llp, 32 Old Slip, New York, New York 10005, at 10:00 A.M., London time, on May 8, 2024, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing. The time and date of such payment and delivery is referred to herein as the “Closing Date.”

(d)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representatives against delivery, for the respective accounts of the several Underwriters, of one or more global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company. Delivery of the Securities shall be made through a common depositary using the facilities of Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), unless the Representatives shall otherwise instruct.

(e)           The Company and the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of arm’s-length contractual counterparties to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (the “Offering”) (including in connection with determining the terms of the Offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person. Additionally, no Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction pursuant to this Agreement. The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the Transactions, and no Underwriter shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Underwriters of the Company, the Guarantors, the Transactions or other matters relating to such Transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Guarantors.

(f)            On behalf of the Underwriters, Deutsche Bank AG, London Branch, or such other Underwriter as the Underwriters may agree (in such capacity the “Settlement Bank”) shall coordinate with the Company to ensure settlement of the Securities on the Closing Date. The Settlement Bank acknowledges that the Global Notes will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Bank, the terms of which include a third-party beneficiary clause (‘stipulation pour autrui’), with the Company as the third-party beneficiary, and which provide that such Securities are to be delivered to others only against payment of the net subscription monies for the Securities (i.e. less the commissions and expenses to be deducted from the subscription monies) into the Commissionaire Account on a delivery against payment basis.

(g)           The Settlement Bank acknowledges that (i) the Global Notes shall be held to the order of the Company, as set out above and (ii) the net subscription monies for the Securities (i.e. less the commissions and expenses to be deducted from the subscription monies) received in the Commissionaire Account will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Bank undertakes that the net subscription monies for the Securities (i.e. less the commissions and expenses to be deducted from the subscription monies) in the Commissionaire Account will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (‘stipulation pour autrui’) pursuant to the Belgian Civil Code, in the case of Euroclear, and the Luxembourg Civil Code, in the case of Clearstream, in each case in respect of the Commissionaire Account.

3.             Representations and Warranties of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally represents and warrants to each Underwriter as of the date hereof and at the Closing Date (or such other date as is expressly stated herein) that:

(a)            Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects with the applicable requirements of the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus.

(b)            Time of Sale Information. The Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Guarantors in writing by such Underwriter through the Representatives expressly for use in such Time of Sale Information.

(c)            Issuer Free Writing Prospectus. The Company and the Guarantors (including their respective agents and representatives, other than the Underwriters in their capacity as such) have not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities (each such communication by the Company, the Guarantors or their respective agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below), an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the Preliminary Prospectus, (iii) the Prospectus, (iv) the documents listed on Annex A hereto as constituting the Time of Sale Information and (v) any electronic road show or other written communications, in each case approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus conformed in all material respects with the applicable requirements of the Securities Act at the time of its use, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus filed prior to the first use of such Issuer Free Writing Prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Issuer Free Writing Prospectus.

(d)            Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” (as defined under Rule 405 of the Securities Act) that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or any Guarantor or related to the Offering has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any amendment thereto, the Registration Statement conformed and will conform in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (collectively, the “Trust Indenture Act”), and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to (i) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) of the Trustee under the Trust Indenture Act or (ii) any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e)            Incorporated Documents. The documents incorporated by reference in each of the Registration Statement, the Prospectus and the Time of Sale Information, when they became effective or were filed with the Commission, as the case may be, conformed or will conform, as the case may be, in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as applicable, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)             No Material Adverse Change. Since the date of the most recent consolidated financial statements of Parent included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus, as applicable, (i) there has not been any material change in the capital stock or long-term debt of Parent or any Subsidiary (as defined below), taken as a whole, or any dividend or distribution of any kind declared, set aside for payment, paid or made by Parent or any Subsidiary, on any class of capital stock, or any material adverse change, in or affecting the business, assets, management, financial position, results of operations or properties of Parent and any Subsidiary, taken as a whole; (ii) neither Parent nor any Subsidiary has entered into any transaction or agreement that is material to Parent and any Subsidiary taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Parent and any Subsidiary taken as a whole; and (iii) neither Parent nor any Subsidiary has sustained any material loss to or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case, as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(g)            Organization and Good Standing. Each of the Company and the Guarantors (i) has been duly organized and is validly existing as a corporation, partnership or limited liability company in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to carry on its business as it is currently being conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, and to own, lease and operate its respective properties and (iii) is duly qualified and authorized to do business and is in good standing as a foreign corporation, partnership or limited liability company in each jurisdiction in which the character or location of its properties (owned, leased or licensed) or the nature or conduct of its business makes such qualification necessary, except for those failures to be so qualified or in good standing which (individually or in the aggregate) would not reasonably be expected to have a material adverse effect on (A) the business, assets, financial condition, results of operations, or properties of Parent, the Company and the Subsidiaries, taken as a whole, (B) the long-term debt or capital stock of Parent, the Company or any Subsidiary, as applicable, (C) the marketability of the Notes or the related Guarantees or (D) the validity of this Agreement or any other Transaction Document to which they are or will become a party as described in the Registration Statement, the Time of Sale Information and the Prospectus (any such effect being a “Material Adverse Effect”).

(h)            Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Capitalization.” The subsidiaries listed on Schedule 3 hereto (collectively, the “Subsidiaries” and each individually, a “Subsidiary”) are the only “subsidiaries” (within the meaning of Rule 405 under the Securities Act) of Parent as of the date hereof and the Closing Date. Except for the Subsidiaries or as otherwise disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, Parent does not hold a majority ownership or other majority interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued and outstanding shares of capital stock of, or other ownership interests in, each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned, directly or indirectly, by Parent, free and clear of any lien, charge, mortgage, pledge, security interest, claim, limitation on voting rights, equity, trust or other encumbrance, preferential arrangement, defect or restriction of any kind whatsoever (any “Lien”), except for (1) any such security interests, claims, liens, limitations on voting rights or encumbrances (a) as would constitute “Permitted Liens” (as defined in the Time of Sale Information and the Prospectus), (b) on shares of capital stock of, or other ownership interests in, non-guarantor subsidiaries or (c) which would not reasonably be expected to result in a Material Adverse Effect, or (2) any restrictions on transfer under applicable federal or state securities laws.

(i)             Preemptive and Other Rights. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no Subsidiary has outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or any preemptive rights or other rights to subscribe for or to purchase, or any contracts or commitments to issue or sell, or instruments convertible into or exchangeable for, any capital stock or other equity interest in Parent or the Subsidiaries (any “Relevant Security”). All of the issued and outstanding shares of capital stock of Parent and the Subsidiaries are fully paid and non-assessable and have been duly and validly authorized and issued, in compliance with all applicable state, federal and foreign securities laws and not in violation of or subject to any preemptive or similar right that does or will entitle any person, upon the issuance or sale of any security, to acquire from Parent or any Subsidiary any Relevant Security of Parent or any Subsidiary, except for such non-compliance and violations which would not reasonably be expected to result in a Material Adverse Effect.

(j)              Due Authorization. The Company and each of the Guarantors has the required corporate, limited liability company or partnership power and authority to execute, deliver and perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby.

(k)             The Notes and the Guarantees. The Notes have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered by the Company on the Closing Date as provided in the Indenture and paid for by the Underwriters in accordance with the terms hereof, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the effect of (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity) (the preceding clauses (i) and (ii) are referred to herein collectively as the “Enforceability Exceptions”) and will be entitled to the benefits of the Indenture; the Guarantees have been duly and validly authorized by each of the Guarantors for issuance to the Underwriters pursuant to this Agreement and, when executed by each respective Guarantor on the Closing Date in accordance with the provisions of the Indenture and when the Notes have been issued and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms hereof and thereof, will constitute valid and legally binding obligations of each of the Guarantors, entitled to the benefits of the Indenture and enforceable against each of them in accordance with their terms, subject to the effect of the Enforceability Exceptions. The Guarantees will conform in all material respects to the descriptions thereof in the Registration Statement, the Time of Sale Information and the Prospectus.

(l)             The Base Indenture and the Supplemental Indentures. The Base Indenture has been duly and validly authorized, executed and delivered by the Company and Parent and (assuming the due authorization, execution and delivery by the Trustee and the other parties thereto) constitutes a valid and legally binding agreement of the Company and Parent, enforceable against each of them in accordance with its terms, subject to the effect of the Enforceability Exceptions. Each Supplemental Indenture has been duly and validly authorized by the Company and each Guarantor and, when validly executed and delivered by or on behalf of the Company and each Guarantor (assuming the due authorization, execution and delivery by the Trustee and the other parties thereto) will constitute a valid and legally binding agreement of the Company and each Guarantor, enforceable against each of them in accordance with its terms, subject to the effect of the Enforceability Exceptions. The Indenture will conform in all material respects to the description thereof in the Registration Statement, the Time of Sale Information and the Prospectus. On the Closing Date, the Indenture will conform in all material respects to the applicable requirements of the Trust Indenture Act, and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(m)           The Underwriting Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and each Guarantor.

(n)            No Violation or Default. Neither the Company nor any Guarantor (i) is in violation of its certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents, (ii) is in default under, and no event has occurred which, with notice or lapse of time, or both, would constitute a default under, or result in the creation or imposition of any Lien upon, any property or assets of the Company or any Guarantor pursuant to, any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) is in violation of any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, foreign or domestic, except (in the case of clauses (ii) and (iii) above) for violations or defaults that would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect and except (in the case of clause (ii) above) for any Lien disclosed in the Registration Statement, the Time of Sale Information and the Prospectus.

(o)            No Conflicts; No Consents Required. None of (i) the execution, delivery and performance by the Company and each Guarantor, as applicable, of each of the Transaction Documents and the consummation of the transactions contemplated thereby to which each of them, respectively, is a party, or (ii) the issuance and sale of the Notes and the issuance of the Guarantees violates or will violate, conflicts with or will conflict with, requires or will require consent under, or results or will result in a breach of any of the terms and provisions of, or constitutes or will constitute a default (or an event which with notice or lapse of time, or both, would constitute a default) under, or results or will result in the creation or imposition of any Lien upon any property or assets of the Company or any Guarantor, or an acceleration of any “Indebtedness” (as defined in the Time of Sale Information and the Prospectus) of the Company or any Guarantor pursuant to (A) any provision of the certificate or articles of incorporation, by-laws, certificate of formation, limited liability company agreement, partnership agreement or other organizational documents of the Company or any Guarantor, (B) any bond, debenture, note, indenture, mortgage, deed of trust, loan agreement or other agreement, instrument, franchise, license or permit to which the Company or any Guarantor is a party or by which the Company or any Guarantor or their respective properties, operations or assets is or may be bound or (C) assuming the representations and warranties of the Underwriters herein are true and correct, any statute, law, rule, regulation, ordinance, directive, judgment, decree or order of any judicial, regulatory or other legal or governmental agency or body, domestic or foreign, except (x) such consents, approvals, authorizations, orders and registrations or qualifications as may be required (i) under state or foreign securities laws in connection with the purchase and sale of the Securities by the Underwriters or (ii) in connection with the listing of the Securities on a securities exchange and (y) (in the case of clauses (B) and (C) above) as would not reasonably be expected to have a Material Adverse Effect.

(p)            Legal and Administrative Authorizations. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, each of Parent and the Subsidiaries has all necessary consents, approvals, authorizations, orders, registrations, qualifications, licenses, filings and permits of, with and from all judicial, regulatory and other legal or governmental agencies and bodies and all third parties, foreign and domestic (collectively, the “Consents”), to own, lease and operate its properties and conduct its business as it is now being conducted and as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus and each such Consent is valid and in full force and effect, except in each case as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, neither Parent nor any Subsidiary has received notice of any investigation or proceedings which, if decided adversely to Parent or any Subsidiary, would reasonably be expected to result in the revocation of, or imposition of a burdensome restriction on, any Consent, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(q)            Legal Proceedings. There is (i) no judicial, regulatory, arbitral or other legal or governmental proceeding or other litigation or arbitration pending, domestic or foreign, to which Parent or any Subsidiary is a party or of which the business, property, operations or assets of Parent or any Subsidiary is subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency, and (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which Parent or any Subsidiary is subject or to which the business, property, operations or assets of Parent or any Subsidiary is or may be subject that, in the case of clauses (i), (ii) and (iii) above, is required to be disclosed in the Time of Sale Information and the Prospectus and is not so disclosed.

(r)             No Governmental Prohibitions. (i) To the Company’s and the Guarantors’ knowledge, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency that prevents the sale of the Notes or prevents or suspends the use of the Registration Statement, the Time of Sale Information and the Prospectus or any amendment or supplement thereto, (ii) to the Company’s and the Guarantors’ knowledge, no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Notes or the Guarantees or prevents or suspends the sale of the Notes or the Guarantees in any jurisdiction and (iii) every request of the Company and the Guarantors from any securities authority or agency of any jurisdiction for additional information relating to the issuance of the Notes or the Guarantees or the sale of the Notes has been complied with in all material respects.

(s)            No Labor Disputes. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is (i) no unfair labor practice complaint pending against Parent or any Subsidiary nor, to the Company’s and the Guarantors’ knowledge, threatened against any of them, before the National Labor Relations Board, any state or local labor relations board or any foreign labor relations board relating to collective bargaining or collective action by employees, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against Parent or any Subsidiary or, to the Company’s and the Guarantors’ knowledge, threatened against any of them, (ii) no strike, labor dispute, slowdown, or stoppage pending against Parent or any Subsidiary nor, to the Company’s and the Guarantors’ knowledge, threatened against any of them, (iii) no labor disturbance by the employees of Parent or any Subsidiary or, to the Company’s and the Guarantors’ knowledge, no such disturbance is imminent and (iv) no union representation petition has been submitted to Parent or any Subsidiary. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, to the Company’s and the Guarantors’ knowledge, no collective bargaining organizing activities are taking place with respect to Parent or any Subsidiary, and neither Parent nor any Subsidiary has violated (i) any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees or (ii) any applicable wage or hour laws.

(t)             Compliance with ERISA. No “prohibited transaction” (as defined in either Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”) or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)), or failure to satisfy the minimum funding standards under Section 430 of the Code and in Section 303 of ERISA or other event of the kind described in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan for which Parent or any Subsidiary would have any liability which would (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect; each employee benefit plan for which Parent or any Subsidiary would have any liability is in compliance with its terms and applicable law, including (without limitation) ERISA and the Code, except where such violation would not reasonably be expected to result in a Material Adverse Effect; neither Parent nor any Subsidiary has incurred liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any “pension plan” or “multi-employer plan” (as defined in Section 3(37) of ERISA), other than administrative expenses, contributions to such plans, each in the ordinary course and without default and except as would not reasonably be expected to have a Material Adverse Effect; and each employee benefit plan for which Parent or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, its related trust is exempt from taxation under Section 501(a) of the Code, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualified status, except as would not reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement, the other Transaction Documents and the sale of the Securities by the Underwriters will not involve any prohibited transaction within the meaning of Section 406 of ERISA or Section 4975 of the Code.

(u)            Environmental Laws. Neither Parent nor any Subsidiary has violated, or is in violation of, any foreign, federal, state or local law or regulation relating to the protection of human health and safety or the Environment (as defined below), including those relating to the generation, storage, treatment, disposal, transport, presence, release or threat of release of Hazardous Materials (as defined below) (collectively, “Environmental Laws”), which violations could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v)            Environmental Liabilities. There is no alleged liability, or, to the Company’s and the Guarantors’ knowledge, any events, occurrences or conditions which would reasonably be expected to result in liability (including, without limitation, alleged or potential liability or investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damages, personal injuries or penalties), of Parent or any Subsidiary arising out of, based on or resulting from (i) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by Parent or any Subsidiary, as the case may be or (ii) any violation or alleged violation of any Environmental Laws, other than in each of clauses (i) and (ii) as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus or except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Environment” means ambient air, indoor air, land surface and subsurface strata, surface water, ground water, drinking water and natural resources such as wetlands, flora and fauna. The term “Hazardous Materials” means any chemicals, materials, substances, wastes, pollutants and contaminants in any form, including petroleum and petroleum products, asbestos and asbestos-containing materials, regulated by or which give rise to liability under any Environmental Law.

(w)           Title to Real and Personal Property. Parent and the Subsidiaries own or lease all such material properties as are reasonably necessary to the conduct of the businesses of Parent and the Subsidiaries as presently operated as described in the Registration Statement, the Time of Sale Information and the Prospectus. Parent and the Subsidiaries have (i) good and marketable title in fee simple to all real property owned by them and good and marketable title to all personal property owned by them, in each case free and clear of any and all Liens, except for Permitted Liens, and except such as are described in the Registration Statement, the Time of Sale Information and the Prospectus or such as do not (individually or in the aggregate) materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by Parent and the Subsidiaries, taken as a whole, and (ii) peaceful and undisturbed possession of any material real property and buildings held under lease or sublease by Parent and the Subsidiaries, and such leased or subleased real property and buildings are held by them under valid, subsisting and enforceable leases and no default exists thereunder, with such exceptions as are described in the Registration Statement, the Time of Sale Information and the Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary has received any notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by Parent or any Subsidiary, which would reasonably be expected to have a Material Adverse Effect.

(x)            Title to Intellectual Property. Parent and each Subsidiary (i) owns or possesses a right to use all patents, patent applications, trademarks, service marks, domain names, trade names, trademark registrations, service mark registrations, copyrights, licenses, formulae, customer lists, and know-how and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures, the “Intellectual Property”) necessary for the conduct of their respective businesses as presently being conducted and as described in the Registration Statement, the Time of Sale Information and the Prospectus, except where the failure to own or possess the right to use would not reasonably be expected to have a Material Adverse Effect and (ii) have no reason to believe that the conduct of their respective businesses does or will conflict with, and have not received any notice of any claim of conflict with, any such right of others (except where such conflict with any such right of others would not reasonably be expected to have a Material Adverse Effect). Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, to the Company’s and the Guarantors’ knowledge, there is no infringement by third parties of any Intellectual Property of Parent or any Subsidiary. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, or as would not reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s and the Guarantors’ knowledge, threatened, action, suit, proceeding or claim by others (i) challenging the rights in or to any Intellectual Property of Parent or any Subsidiary or (ii) that Parent or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(y)            Taxes. (i) Parent and each Subsidiary has accurately prepared and timely filed all federal, state, foreign and other tax returns that are required to be filed by it and has paid or made provision (to the extent required by United States generally accepted accounting principles (“U.S. GAAP”) or the applicable requirements of any non-U.S. accounting standards) for the payment of all federal, state, foreign and other tax assessments, governmental or other similar charges, including, without limitation, all sales and use taxes and taxes which Parent or any Subsidiary is obligated to withhold from amounts owing to employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return); (ii) no deficiency, assessment or other claim with respect to a proposed adjustment of Parent or any Subsidiary’s federal, state, local or foreign taxes is pending or, to the Company’s and the Guarantors’ knowledge, threatened; (iii) the accruals and reserves on the books and records of Parent and the Subsidiaries in respect of tax liabilities for any taxable period not finally determined are adequate (in accordance with U.S. GAAP or the applicable requirements of any non-U.S. accounting standards) to meet any assessments and related liabilities for any such period and, since December 31, 2023, Parent and the Subsidiaries have not incurred any liability for taxes other than in the ordinary course of its business; and (iv) there is no tax lien, whether imposed by any federal, state, foreign or other taxing authority, outstanding against the assets, properties or business of Parent or any Subsidiary, except, in each case of clauses (i) through (iv), as would not reasonably be expected (individually or in the aggregate) to have a Material Adverse Effect.

(z)             Accounting Controls. Parent and the Subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act, have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, are effective and have been designed to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP (or the applicable requirements of any non-U.S. accounting standards) and to maintain accountability for assets, (iii) access to material assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company and the Guarantors are not aware of any existing material weaknesses in their internal control over financial reporting. Since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, there has been no change in Parent’s internal control over financial reporting that has materially affected, or is reasonably likely to materially adversely affect, Parent’s internal control over financial reporting.

(aa)          Disclosure Controls. Parent maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to Parent and its subsidiaries is disclosed to Parent’s principal executive officer and principal financial officer by others within those entities and, as of December 31, 2023, such disclosure controls and procedures were effective.

(bb)          Property and Casualty Insurance. Parent and the Subsidiaries maintain property and casualty insurance in such amounts and covering such risks as Parent and the Subsidiaries reasonably consider adequate for the conduct of Parent’s and each Subsidiary’s businesses and the value of Parent’s and each Subsidiary’s properties and as is customary for publicly held companies engaged in similar businesses in similar industries, all of which property and casualty insurance is in full force and effect, except where the failure to maintain such property and casualty insurance would not reasonably be expected to have a Material Adverse Effect. There are no material claims by Parent or any Subsidiary under any such insurance policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause. Parent has no reason to believe that Parent and each Subsidiary will not be able to renew their respective existing property and casualty insurance as and when such coverage expires or will be able to obtain replacement property and casualty insurance adequate for the conduct of the business and the value of its properties at a cost that would not reasonably be expected to have a Material Adverse Effect. Neither Parent nor any Subsidiary has received notice from any insurer or agent of such insurer that substantial capital improvements or other expenditures will have to be made in order to continue such property and casualty insurance.

(cc)          No Undisclosed Relationships. Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, no relationship material to Parent and the Subsidiaries taken as a whole, direct or indirect, exists between or among Parent, any Subsidiary or, to the Company’s and the Guarantors’ knowledge, any affiliate of the Company, on the one hand, and any director, executive officer or, to the Company’s and the Guarantors’ knowledge, security holder (or any immediate family member of such director, executive officer or security holder), of Parent, any Subsidiary or any affiliate of the Company, on the other hand, which is required by the Securities Act to be described in the Registration Statement, the Time of Sale Information and the Prospectus and that is not so described. There are no material outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or Parent to or for the benefit of any of the executive officers or directors of the Company or Parent or any of their respective family members. Parent has not, in violation of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), directly or indirectly, including through a Subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of Parent.

(dd)          Investment Company Act. Each of Parent and each Subsidiary is not now and, after completion of the sale of the Securities as contemplated hereunder will not be, required to register as an “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and is not and will not be an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

(ee)           No Stabilization or Manipulation. None of Parent, any Subsidiary, or any controlled affiliate (within the meaning of Rule 144 under the Securities Act) of the Company has (i) taken, directly or indirectly, any action which constitutes or is designed to cause or result in, or which would reasonably be expected to constitute, cause or result in, the stabilization or manipulation of the price of any security of Parent or any Subsidiary to facilitate the sale or distribution of the Securities or (ii) since the date of the Preliminary Prospectus (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of Parent or any Subsidiary.

(ff)            Financial Statements. The historical financial statements and the related notes thereto included or incorporated by reference in each of the Registration Statement, the Time of Sale Information and the Prospectus present fairly the financial position of Parent and its consolidated subsidiaries as of the dates indicated and the results of their operations and their cash flows for the periods specified in all material respects; such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods covered thereby in all material respects. The other historical financial, as adjusted and statistical information included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and that is derived from the historical financial information and statements presents fairly the information included therein in all material respects and has been prepared on a basis consistent with that of the financial statements and historical and as adjusted financial information and statements that are included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus and the books and records of the respective entities presented therein and, to the extent such information is a range, projection or estimate, is based on the good faith belief and estimates of the management of Parent. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(gg)          Independent Auditors. PricewaterhouseCoopers LLP (“PwC”), who has certified the financial statements and the notes thereto of Parent and its consolidated subsidiaries included as part of the Registration Statement, the Time of Sale Information and the Prospectus with respect to their results of operations and cash flows for the year ended December 31, 2021, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act. Deloitte & Touche LLP (“Deloitte” and, together with PwC, the “Independent Auditors”), who has certified the financial statements and the notes thereto of Parent and its consolidated subsidiaries included as part of the Registration Statement, the Time of Sale Information and the Prospectus with respect to their financial position at December 31, 2023 and December 31, 2022, and their results of operations and cash flows for each of the two years ended December 31, 2023 and 2022, and reviewed the financial statements and supporting schedules and information of Parent and its consolidated subsidiaries included as part of the Registration Statement, the Time of Sale Information and the Prospectus with respect to their financial position at March 31, 2024, and their results of operations and cash flows for the three months ended March 31, 2024, is an independent registered public accounting firm as required by the Securities Act and the Exchange Act.

(hh)          Statistical and Market Data. The statistical, industry-related and market-related data that is included in the Registration Statement, the Time of Sale Information and the Prospectus are based on, or derived from, sources which the Company and the Guarantors reasonably and in good faith believe are reliable and accurate in all material respects, and such data agree with the sources from which they are derived in all material respects.

(ii)             Margin Rules. Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Prospectus will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(jj)             Solvency. Parent and the Subsidiaries, on a consolidated basis, are not, nor will Parent and the Subsidiaries, on a consolidated basis, be, after giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, (i) left with unreasonably small capital with which to carry on their businesses as proposed to be conducted, (ii) unable to pay their debts (contingent or otherwise) as they mature or (iii) insolvent. After giving effect to the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby, the fair value and present fair saleable value of the assets of Parent and its Subsidiaries, on a consolidated basis, exceeds the amount that will be required to be paid on or in respect of their existing debts and other liabilities (including contingent liabilities) as they become absolute and matured.

(kk)          No Broker’s Fees. Except pursuant to this Agreement, there are no contracts, agreements or understandings between or among Parent and the Subsidiaries, and any other person that would give rise to a valid claim against Parent or any Subsidiary or the Underwriters for a brokerage commission, finder’s fee or like payment in connection with the Offering.

(ll)             Default Under Contracts. None of Parent or any of the Subsidiaries is in default under any of the contracts described in the Registration Statement, the Time of Sale Information and the Prospectus, has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

(mm)        Selling Restrictions. Neither Parent nor any Subsidiary has distributed or, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Securities, will distribute any material in connection with the Offering other than the Registration Statement, the Time of Sale Information and the Prospectus or other material, if any, not prohibited by the Securities Act and the Financial Services and Markets Act 2000 of the United Kingdom (the “FSMA”) (or regulations promulgated under the Securities Act or the FSMA) and approved by the Representatives, such approval not to be unreasonably withheld, conditioned or delayed.

(nn)          Status under the Securities Act. The Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the Offering.

(oo)          Sarbanes-Oxley Act. Parent is in compliance in all material respects with, and there is and has been no failure on the part of Parent’s directors or officers, in their capacities as such, to comply in all material respects with, all applicable provisions of the Sarbanes-Oxley Act.

(pp)          Compliance with Money Laundering Laws. The operations of Parent and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where Parent and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent or any Subsidiary with respect to the Anti-Money Laundering Laws is pending or, to the Company’s and the Guarantors’ knowledge, threatened.

(qq)          No Conflicts with Sanctions Laws. None of Parent, any Subsidiary, or, to the Company’s and the Guarantors’ knowledge, any director, officer, agent, employee or controlled affiliate of Parent or any Subsidiary is currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury, or other applicable sanctions authority (collectively, “Sanctions”), nor is Parent or any Subsidiary located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Syria, Crimea, the so-called Donetsk People’s Republic of Ukraine, the so-called Luhansk People’s Republic of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065 and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to finance or facilitate the activities of any person subject to any Sanctions; (ii) to fund or facilitate any activities of or business in any Sanctioned Country, except as authorized by applicable Sanctions with respect to Cuba, the so-called Donetsk People’s Republic of Ukraine, the so-called Luhansk People’s Republic of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065 and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine or (iii) in any other manner that will result in a violation by any Underwriter of Sanctions. For the past five years, Parent and the Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that is the subject of any Sanctions or with any Sanctioned Country except as authorized by applicable Sanctions with respect to Cuba, the so-called Donetsk People’s Republic of Ukraine, the so-called Luhansk People’s Republic of Ukraine, any other Covered Region of Ukraine identified pursuant to Executive Order 14065 and non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine. The representations in this Section 3(qq) shall not apply to any person if and to the extent that the expression of, or compliance with, or receipt or acceptance of, such representation would breach any provision of (i) Council Regulation (EC) No. 2271/96, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union; (ii) any other applicable and similar anti-boycott law, instrument or regulation in the United Kingdom or (iii) solely to the extent such regulation applies to the applicable Underwriters, Section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any similar applicable anti-boycott law or regulation.

(rr)            Foreign Corrupt Practices Act Matters. For the past five years, neither Parent nor any Subsidiary nor, to the knowledge of the Company and the Guarantors, any director, officer, agent, employee or controlled affiliate of Parent or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any unlawful rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. Parent and the Subsidiaries have instituted, maintain and enforce policies and procedures reasonably designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(ss)          Reliance. Any certificate signed by or on behalf of the Company or any Guarantor and delivered to the Underwriters or to counsel for the Underwriters pursuant to this Agreement or any of the other Transaction Documents shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to the Underwriters as to the matters covered thereby and not a personal representation or warranty by the person executing such certificate. Each of the Company and the Guarantors acknowledge that the Underwriters, for purposes of the opinions to be delivered to the Underwriters pursuant to Section 6 hereof, counsel for the Company and the Guarantors and counsel for the Underwriters, will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

(tt)            Cyber Security; Data Protection. The information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) of Parent and the Subsidiaries are, to the knowledge of each of them, (i) adequate for, and operate and perform in all material respects as required in connection with the operation of the business of Parent and the Subsidiaries as currently conducted, and (ii) free and clear of any material adverse impacts caused by material bugs, errors, defects, Trojan horses, time bombs and malware. Parent and the Subsidiaries implement and maintain commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, to the knowledge of the Company and the Guarantors.  Except as disclosed in the Registration Statement, the Time of Sale Information and the Prospectus, there have been no known breaches, violations, outages or unauthorized uses of or accesses of the IT Systems (including Personal Data) that have created a materially adverse impact on the ability of Parent or its Subsidiaries to conduct their business. Parent and the Subsidiaries have policies and procedures (including oversight and testing procedures) designed to promote and ensure material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data.

4.             Further Agreements of the Company and the Guarantors. The Company and each of the Guarantors jointly and severally covenants and agrees with each Underwriter that:

(a)            Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus (including the term sheet in the form of Annex B hereto) to the extent required by Rule 433 under the Securities Act; and Parent will file within the time periods required by the Exchange Act (including all extensions permitted by Rule 12b-25 thereunder) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the Offering; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., London time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fees for this Offering within the time period required by Rule 456(b)(1)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

(b)            Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, upon request, two signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and documents incorporated by reference therein; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein) and each Issuer Free Writing Prospectus as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Securities by any Underwriter or dealer.

(c)            Amendments or Supplements; Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and, except as required by applicable law, will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object.

(d)            Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has become effective; (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the receipt by the Company of any order of the Commission suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Time of Sale Information or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use commercially reasonable efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any Time of Sale Information or the Prospectus or suspending any such qualification of the Securities and, if any such order is issued, will use commercially reasonable efforts to obtain as soon as possible the withdrawal thereof.

(e)            Time of Sale Information. If at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement the Time of Sale Information to comply with law, the Company will immediately notify the Underwriters thereof and promptly prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Information (or any document to be filed with the Commission and incorporated by reference) as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances under which they were made, be misleading or so that the Time of Sale Information will comply with law.

(f)             Ongoing Compliance. If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Prospectus (or any document to be filed with the Commission and incorporated by reference) as may be necessary so that the statements in the Prospectus as so amended or supplemented (including such documents to be incorporated by reference therein) will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

(g)            Blue Sky Compliance. The Company will, with cooperation from the Representatives and the counsel for the Underwriters, qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for the offering and sale of the Securities but in no event longer than 180 days from the Closing Date; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) execute or file any general consent to service of process in any such jurisdiction or take any other action that would subject itself to general service of process in such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(h)           Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement (which need not be audited) that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company (and Parent) occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(i)              Clear Market.  During the period from the date hereof through and including the Closing Date, the Company and each of the Guarantors will not, without the prior written consent of the Representatives, offer, sell, contract to sell or otherwise dispose of any debt securities issued or guaranteed by the Company or any of the Guarantors and having a tenor of more than one year.

(j)             Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the Time of Sale Information and the Prospectus under the heading “Use of Proceeds.”

(k)            No Stabilization. Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(l)             Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(m)            Listing. The Company will use its commercially reasonable efforts to cause the Securities to be listed, subject to notice of issuance if applicable, on the NASDAQ Bond Exchange promptly, but in any case no later than 30 days, following the Closing Date.

5.             Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)             It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus” (as defined in Rule 405 under the Securities Act) (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433 under the Securities Act, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing. Notwithstanding the foregoing, each Underwriter may use a term sheet in the form of Annex B hereto or a different term sheet that contains no information other than the information set forth on Annex B without the consent of the Company.

(b)            It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the Offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.             Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)            Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)            Representations and Warranties. The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; and the statements of the Company and the Guarantors and their respective officers, in each case, made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date.

(c)             No Downgrade. Subsequent to the earlier of (A) the Time of Sale and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by Parent or any of the Subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) of the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock of or guaranteed by Parent or any of the Subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)            No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Time of Sale Information (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives is so material and adverse as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

(e)            Officer’s Certificate. The Representatives shall have received on and as of the Closing Date a certificate from the chief financial officer of the Company (in his capacity as such) and that is in form and substance reasonably satisfactory to the Representatives (i) confirming that, to the knowledge of such officer, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement are true and correct and that each of the Company and the Guarantors have complied with all agreements and satisfied all conditions on its or their part to be performed or satisfied hereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (a) and (d) above.

(f)             Comfort Letters. On the date hereof and on the Closing Date, (i) PwC shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the Company financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date and (ii) Deloitte shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the Company financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(g)            Opinion and 10b-5 Statement of Counsel for the Company and the Guarantors; Opinion of Internal Company Counsel for certain Guarantors. (A) Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Company and the Guarantors, shall have furnished to the Representatives, at the request of the Company, its written opinion and 10b-5 statement, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and (B) Ryan Brady, Principal Corporate Counsel, Legal Affairs and Assistant Secretary of the Company, shall have furnished to the Representatives a written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(h)            Opinion of Federal Communications Regulatory Counsel. Wiley Rein LLP, federal communications regulatory counsel for the Company, shall have furnished to the Representatives, at the request of the Company, its written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives and Cahill Gordon & Reindel llp, counsel for the Underwriters.

(i)              Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cahill Gordon & Reindel llp, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(j)             No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities.

(k)            Good Standing. The Representatives shall have received on and as of, or as near as practicably possible to, the Closing Date reasonably satisfactory evidence of the good standing of the Company and the Guarantors in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(l)             Depositary. The Notes shall be eligible for clearance and settlement through the facilities of Euroclear and/or Clearstream, as applicable.

(m)           Supplemental Indentures. At the Closing Date, each of the Company and the Guarantors shall have entered into each Supplemental Indenture in form and substance reasonably satisfactory to the Underwriters, and the Underwriters shall have received executed copies thereof.

(n)            Additional Documents. On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.             Indemnification and Contribution.

(a)            Indemnification of the Underwriters. The Company and each of the Guarantors agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable and actual out-of-pocket legal fees and other reasonable and actual out-of-pocket expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to an Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.

(b)           Indemnification of the Company and the Guarantors. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless (i) each of the Company and the Guarantors, (ii) each of their respective directors and officers who signed the Registration Statement and (iii) each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information, it being understood and agreed that the only such information consists of the following: the first sentence of the fourth paragraph, the fifth sentence of the sixth paragraph and the ninth paragraph in the section entitled “Underwriting” in the Prospectus.

(c)            Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraphs (a) and (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person other than under paragraphs (a) and (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person (which consent shall not be unreasonably withheld, conditioned or delayed) be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such proceeding and shall pay the fees and expenses of counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case in these clauses (i) through (iv), the Indemnifying Person’s obligations shall be for reasonable and actual outside counsel fees and expenses. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company and the Guarantors, each of their respective directors, each of their respective officers who signed the Registration Statement and any control persons of the foregoing shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, as applicable, on the one hand and the Underwriters on the other from the Offering and also to reflect the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, as applicable, on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company and the Guarantors from the sale of the Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Guarantors, as applicable, on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability. The Company, the Guarantors, and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall any Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Offering exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligation hereunder and not joint.

(f)            Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.             Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery of a counterpart hereof by each of the parties hereto.

9.             Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by written notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by Parent or any Subsidiaries shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal, New York State or European Union authorities; (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the Offering; or (v) other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, the occurrence of any change in the financial condition, business, properties, assets, prospects or results of operations of Parent and its subsidiaries, taken as a whole, that, in the reasonable judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Prospectus.

10.           Default by One or More of the Underwriters.

(a)           If one or more of the Underwriters shall fail at the Closing Date to purchase any of the 2029 Notes, the 2032 Notes and/or the 2036 Notes which it or they are obligated to purchase under this Agreement (the “Defaulted Notes”), then the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other Underwriters, to purchase all, but not less than all, of such Defaulted Notes, as the case may be, in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:

(i)             if the aggregate principal amount of Defaulted Notes does not exceed 10% of the respective aggregate principal amounts of the 2029 Notes, the 2032 Notes and/or the 2036 Notes, as the case may be, to be purchased on such date pursuant to this Agreement, the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations under this Agreement bear to the purchase obligations of all non-defaulting Underwriters of such 2029 Notes, the 2032 Notes and/or the 2036 Notes, as the case may be; or

(ii)             if the aggregate principal amount of Defaulted Notes exceeds 10% of the respective aggregate principal amounts of the 2029 Notes, the 2032 Notes and/or the 2036 Notes, as the case may be, to be purchased on such date pursuant to this Agreement, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

(b)           No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default. In the event of any such default which does not result in a termination of this Agreement, the non-defaulting Underwriters and the Company shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Prospectus or in any other documents or arrangement.

11.           Payment of Expenses.

(a)            Whether or not the Transactions are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all reasonable costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Time of Sale Information and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s counsel and the Independent Auditors; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky memorandum (including the related fees and expenses of counsel for the Underwriters); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any outside counsel to such parties); (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the Offering by the Financial Industry Regulatory Authority, Inc.; (ix) all expenses and application fees incurred in connection with the approval of the Securities for eligibility for clearance and settlement through Euroclear and Clearstream; (x) all expenses, costs and listing fees incurred in connection with the application for the listing of the Securities on the Nasdaq Bond Exchange; and (xi) any value-added tax imposed on any payment by the Company to the Underwriters under this Agreement (upon presentation of an appropriate VAT invoice). The Company shall not be obligated to pay any expenses incurred in connection with any “road show” presentation to potential investors (including investor meetings, ground transportation, conference calls, NetRoadshow and document processing). Neither the Company nor any Guarantor shall be obligated in any manner to pay or reimburse any expenses or other costs of any of the Underwriters, other than as set forth in clauses (v), (viii) and (ix) of this paragraph, paragraph (b) of this Section and pursuant to Section 7, including, but not limited to, the costs and expenses of the Underwriters’ legal counsel or any costs incurred by the Underwriters.

(b)           If (i) this Agreement is terminated pursuant to Section 9 (other than clauses (i), (iii) and (iv) of Section 9), (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all reasonable and actual out-of-pocket costs and expenses (including the fees and expenses of its outside counsel) reasonably incurred by the Underwriters in connection with this Agreement and the Offering.

(c)            Each Underwriter agrees to pay the portion of any expenses payable by the Underwriters represented by such Underwriter’s pro rata share (based on the proportion that the principal amount of Securities set forth opposite each Underwriter’s name in Schedule 1 bears to the aggregate principal amount of Securities set forth opposite the names of all Underwriters) of the Securities (with respect to each Underwriter, the “Pro Rata Expenses”). Notwithstanding anything contained in the International Capital Market Association Primary Market Handbook, each Underwriter hereby agrees that the Settlement Lead Manager (as defined below) may allocate the Pro Rata Expenses to the account of such Underwriter for settlement of accounts (including payment of such Underwriter’s fees by the Settlement Lead Manager) as soon as practicable but in any case no later than 90 days following the Closing Date.

12.           Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of any Underwriter referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Securities from an Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.           Survival. The respective indemnities, rights of contribution, representations, warranties and agreements, as applicable, of the Company, the Guarantors and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company, the Guarantors or the Underwriters. The respective representations, agreements, covenants, indemnities and other statements set forth in Sections 7 and 11 shall survive the termination of this Agreement, regardless of any termination or cancellation of this Agreement.

14.           Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; and (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or London and on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, is open.

15.           Miscellaneous.

(a)            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom, Attention: Debt Syndicate, Telephone: + 44 (0) 20 7773 9098, Email: LeadManagedBondNotices@barclayscorp.com, BNP Paribas, 10 Harewood Avenue, London NW1 6AA, United Kingdom, Email: dl.syndsupportbonds@uk.bnpparibas.com, campbell.andersen@us.bnpparibas.com, Attention: Fixed Income Syndicate, Deutsche Bank AG, London Branch, 21 Moorfields, London EC2Y 9DB, United Kingdom, Attention: Syndicate Desk, with a copy to General Counsel, dbcapmarkets.gcnotices@list.db.com and J.P. Morgan Securities plc, Attention: Head of Debt Syndicate; Head of EMEA Capital Markets Group, Legal, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Email: emea_syndicate@jpmorgan.com, with a copy to Cahill Gordon & Reindel llp, 32 Old Slip, New York, New York 10005, Attention: John A. Tripodoro, Esq. If sent to the Company and the Guarantors, all communications hereunder shall be mailed, delivered, couriered or faxed and confirmed in writing to T-Mobile USA, Inc., 12920 SE 38th Street, Bellevue, Washington 98006, Attention: General Counsel, and with copies to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention: Daniel J. Bursky, Esq. and Mark Hayek, Esq.

(b)           Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of laws provisions thereof.

(c)           Currency. Any payment on account of an amount that is payable to any of the Underwriters in a particular currency (the “Required Currency”) that is paid to or for the account of such Underwriter in lawful currency of any other jurisdiction (the “Other Currency”), whether as a result of any judgment or order or the enforcement thereof or the liquidation of the Company or for any other reason shall constitute a discharge of the obligation of the Company only to the extent of the amount of the Required Currency which the recipient could purchase in the New York or London foreign exchange markets with the amount of the Other Currency in accordance with normal banking procedures at the rate of exchange prevailing on the first day (other than a Saturday or Sunday) on which banks in New York or London are generally open for business following receipt of the payment first referred to above. If the amount of the Required Currency that could be so purchased (net of all premiums and costs of exchange payable in connection with the conversion) is less than the amount of the Required Currency originally due to the recipient, then the Company shall indemnify and hold harmless the recipient from and against all loss or damage arising out of or as a result of such deficiency. This indemnity shall constitute an obligation separate and independent from the other obligations of the Company, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any person owed such obligation from time to time and shall continue in full force and effect notwithstanding any judgment or order for a liquidated sum in respect of an amount due hereunder or any judgment or order.

(d)           Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)           Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

(h)           Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(i)            Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) and the requirements of 31 C.F.R. §1010.230 (the “Beneficial Ownership Regulation”)) (the “USA Patriot Act”), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including Parent and the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients in accordance with the USA Patriot Act or the Beneficial Ownership Regulation.

(j)            Submission to Jurisdiction; Venue. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of any state or federal court sitting in the City of New York and County of New York over any suit, action, or proceeding arising out of or relating to this Agreement. Each of the parties hereto irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding and may be enforced in any other jurisdictions by suit on the judgment or in any other lawful manner.

(k)            Acknowledgement Related to Co-manufacturer Responsibilities.

1.             MiFID Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 (the “Product Governance Rules”) regarding the responsibilities of manufacturers under the Product Governance Rules:

(a)            Deutsche Bank AG, London Branch (the “Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Prospectus; and

(b)           The other Underwriters, together with the Company, note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the Manufacturer and the related information set out in the Prospectus in connection with the Securities.

2.             UK Co-Manufacturer Agreement. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a)           Barclays Bank PLC, BNP Paribas, Deutsche Bank AG, London Branch and J.P. Morgan Securities plc (each a “UK Manufacturer”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Notes and the related information set out in the Prospectus in connection with the Securities; and

(b)           The other Underwriters, together with the Company, note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Prospectus in connection with the Securities.

(l)            Agreement Among Managers. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Markets Association Agreement Among Managers Version 1/New York Law Schedule (the “Agreement Among Managers”) as amended in the manner set out below. For purposes of the Agreement Among Managers, “Managers” means the Underwriters, “Lead Manager” means the Representatives, “Settlement Lead Manager” means Deutsche Bank AG, London Branch, “Stabilising Manager” means Deutsche Bank AG, London Branch, and “Subscription Agreement” means this Agreement. Clause 3 of the Agreement Among Managers shall be deleted in its entirety and replaced with Section 10 of this Underwriting Agreement.

(m)          Agreement and Acknowledgment with Respect to the Exercise of Bail-in Powers.

1.             Exercise of European Union Bail-in Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between any Underwriter and any other party to this Agreement, each of the other parties to this Agreement acknowledges, accepts and agrees to be bound by:

(a)            the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of an Underwriter (the “Relevant BRRD Party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

i.              the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

ii.             the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Relevant BRRD Party or another person, and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations;

iii.            the cancellation of the BRRD Liability; or

iv.            the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)           the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For purposes of this Section 15(m)(1):

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at https://www.lma.eu.com/application/files/9616/1537/4785/EU_BAIL-IN_Legislation_Schedule.pdf; and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Relevant BRRD Party.

2.             Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between any Underwriter and any other party to this Agreement, each of the other parties to this Agreement acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

(a)        Exercise of UK Bail-in Powers. the effect of the exercise of UK Bail-in Powers by the relevant UK Resolution Authority in relation to any UK Bail-in Liability of an Underwriter (the “Relevant UK Bail-in Party”) to such other party under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)      the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii)     the conversion of all, or a portion, of the UK Bail-in Liability into shares or other securities or other obligations of a Relevant UK Bail-in Party or another person (and the issue to or conferral on such other party to this Agreement of such shares, securities or obligations);

(iii)    the cancellation of the UK Bail-in Liability; and

(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)        the variation of the terms of this Agreement, to the extent necessary, to give effect to the exercise of UK Bail-in Powers by the relevant UK Resolution Authority.

For purposes of this Section 15(m)(2):

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“UK Resolution Authority” means the resolution authority with the ability to exercise any UK Bail-in Powers in relation to a Relevant UK Bail-in Party.

16.       Recognition of the U.S. Special Resolution Regimes.

(a)        In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For the purposes of this Section 16:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

17.       Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, in respect of documents to be signed by entities established within the European Union, the Electronic Signature qualifies as a “qualified electronic signature” within the meaning of the Regulation (EU) n°910/2014 of the European parliament and of the Council of 23 July 2014 on electronic identification and trust services for electronic transaction in the internal market as amended from time to time.

For the purpose of this Section 17, “Electronic Signature” means any electronic symbol or process attached to, or associated with, a contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

[Signature pages follow]

-39

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

T-MOBILE US, INC., as Parent

By:	/s/ Peter Osvaldik

Name:	Peter Osvaldik

Title:	Executive Vice President and Chief Financial Officer

T-MOBILE USA, INC.

By:	/s/ Peter Osvaldik

Name:	Peter Osvaldik

Title:	Executive Vice President and Chief Financial Officer

[Underwriting Agreement]

AMERICAN TELECASTING OF SEATTLE, LLC

APC REALTY AND EQUIPMENT COMPANY, LLC

ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC

ASSURANCE WIRELESS USA, L.P.

ATI SUB, LLC

CLEARWIRE COMMUNICATIONS LLC

CLEARWIRE LEGACY LLC

CLEARWIRE SPECTRUM HOLDINGS II LLC

CLEARWIRE SPECTRUM HOLDINGS III LLC

CLEARWIRE SPECTRUM HOLDINGS LLC

FIXED WIRELESS HOLDINGS, LLC

IBSV LLC

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

NEXTEL SOUTH CORP.

NEXTEL SYSTEMS, LLC

NEXTEL WEST CORP.

NSAC, LLC

PRWIRELESS PR, LLC

PUSHSPRING, LLC

SPRINT CAPITAL CORPORATION

SPRINT COMMUNICATIONS LLC

SPRINT SOLUTIONS LLC

SPRINT SPECTRUM REALTY COMPANY, LLC

TDI ACQUISITION SUB, LLC

T-MOBILE INNOVATIONS LLC

T-MOBILE CENTRAL LLC

T-MOBILE LICENSE LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PUERTO RICO HOLDINGS LLC, each as a Guarantor

By:	/s/ Peter Osvaldik

Name:	Peter Osvaldik
Title:	President

[Underwriting Agreement]

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES LLC

T-MOBILE SOUTH LLC

T-MOBILE WEST LLC

TMUS INTERNATIONAL LLC

TVN VENTURES LLC

VMU GP, LLC

WBSY LICENSING, LLC, each as a Guarantor

By:	/s/ Peter Osvaldik

Name:	Peter Osvaldik
Title:	President

SPRINT LLC

By:	/s/ Peter Osvaldik

Name:	Peter Osvaldik
Title:	Executive Vice President & Chief Financial Officer

SPRINTCOM LLC

SPRINT SPECTRUM LLC

T-MOBILE FINANCIAL LLC

T-MOBILE LEASING LLC, each as a Guarantor

By:	/s/ Peter Osvaldik

Name:	Peter Osvaldik
Title:	President & Treasurer

[Underwriting Agreement]

Accepted: April 30, 2024

BARCLAYS BANK PLC, on behalf of itself and as a Representative of the Underwriters

By:	/s/ James Gutow
	Name:	James Gutow
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

BNP PARIBAS, on behalf of itself and as a Representative of the Underwriters

By:	/s/ Vikas Katyal
	Name:	Vikas Katyal
	Title:	Authorised Signatory

By:	/s/ Luke Thorne
	Name:	Luke Thorne
	Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

Deutsche Bank AG, London Branch, on behalf of itself and as a Representative of the Underwriters

By:	/s/ Shamit Saha
	Name:	Shamit Saha
	Title:	Director

By:	/s/ Ryan Montgomery
	Name:	Ryan Montgomery
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

J.P. MORGAN SECURITIES PLC, on behalf of itself and as a Representative of the Underwriters

By:	/s/ Robert Chambers
	Name:	Robert Chambers
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

CITIGROUP GLOBAL MARKETS LIMITED, as Underwriter

By:	/s/ William Robertson
	Name:	William Robertson
	Title:	Delegated Signatory

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

goldman sachs & co. llc, as Underwriter

By:	/s/ Taylor Joss
	Name:	Taylor Joss
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

Morgan Stanley & Co. International plc, as Underwriter

By:	/s/ Rachel Holdstock
	Name:	Rachel Holdstock
	Title:	Executive Director

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

rbc europe limited, as Underwriter

By:	/s/ Elaine S. Murray
	Name:	Elaine S. Murray
	Title:	Duly Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

société générale, as Underwriter

By:	/s/ Michael Shapiro
	Name:	Michael Shapiro
	Title:	Head of Debt Capital Markets

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

UBS AG LONDON BRANCH, as Underwriter

By:	/s/ Edward Mulderrig		By:	/s/ Paul Mahony
	Name:	Edward Mulderrig		Name:	Paul Mahony
	Title:	Managing Director		Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

WELLS FARGO SECURITIES INTERNATIONAL LIMITED, as Underwriter

By:	/s/ Damon Mahon
	Name:	Damon Mahon
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

banco santander, s.a., as Underwriter

By:	/s/ Matthias d’Haene
	Name:	Matthias d’Haene
	Title:	DCM Executive Director

By:	/s/ Alexis Rohr
	Name:	Alexis Rohr
	Title:	DCM Associate

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

COMMERZBANK AKTIENGESELLSCHAFT, as Underwriter

By:	/s/ Volker Happel		By:	/s/ Heike S. Hauser
	Name:	Volker Happel		Name:	Heike S. Hauser
	Title:	Vice President		Title:	Senior Counsel

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

CRéDIT AGRIGOLE CORPORATE & INVESTMENT BANK, as Underwriter

By:	/s/ Atul Sodhi
	Name:	Atul Sodhi
	Title:	Global Head of Debt Capital Markets

By:	/s/ Xavier Beurtheret
	Name:	Xavier Beurtheret
	Title:	MD

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

mizuho international plc, as Underwriter

By:	/s/ Manabu Shibuya
	Name:	Manabu Shibuya
	Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

mufg securities emea plc, as Underwriter

By:	/s/ Shahd Ibrahim
	Name:	Shahd Ibrahim
	Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

smbc nikko capital markets limited, as Underwriter

By:	/s/ Steve Apted
	Name:	Steve Apted
	Title:	Authorised Signatory

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

the toronto-dominion bank, as Underwriter

By:	/s/ Frances Watson
	Name:	Frances Watson
	Title:	Director, Transaction Advisory

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

TRUIST SECURITIES, INC., as Underwriter

By:	/s/ Robert Nordlinger
	Name:	Robert Nordlinger
	Title:	Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

u.s. bancorp investments, inc., as Underwriter

By:	/s/ Emily Hartley
	Name:	Emily Hartley
	Title:	Director

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

ing bank n.v., belgian branch, as Underwriter

By:	/s/ Kris Devos
	Name:	Kris Devos
	Title:	Global Head of Debt Syndicate

By:	/s/ Warren Lipschitz
	Name:	Warren Lipschitz
	Title:	Director

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

natwest markets plc, as Underwriter

By:	/s/ Amgana Sengupta
	Name:	Amgana Sengupta
	Title:	Director

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

pnc capital markets llc, as Underwriter

By:	/s/ Mitchell O’Shell
	Name:	Mitchell O’Shell
	Title:	Senior Associate

[Signature Page to Underwriting Agreement]

Accepted: April 30, 2024

Scotiabank (ireland) designated activity company, as Underwriter

By:	/s/ Pauline Donohoe
	Name:	Pauline Donohoe
	Title:	MD and Head of CM, SIDAC

By:	/s/ Nicola Vavasour
	Name:	Emily Hartley
	Title:	CEO, SIDAC.

[Signature Page to Underwriting Agreement]

Schedule 1

Underwriter	2029 Notes	2032 Notes	2036 Notes

Barclays Bank PLC	€105,000,000	€131,250,000	€113,750,000

BNP Paribas	€105,000,000	€131,250,000	€113,750,000

Deutsche Bank AG, London Branch	€105,000,000	€131,250,000	€113,750,000

J.P. Morgan Securities plc	€105,000,000	€131,250,000	€113,750,000

Citigroup Global Markets Limited	€14,400,000	€18,000,000	€15,600,000

Goldman Sachs & Co. LLC	€14,400,000	€18,000,000	€15,600,000

Morgan Stanley & Co. International plc	€14,400,000	€18,000,000	€15,600,000

RBC Europe Limited	€14,400,000	€18,000,000	€15,600,000

Société Générale	€14,400,000	€18,000,000	€15,600,000

UBS AG London Branch	€14,400,000	€18,000,000	€15,600,000

Wells Fargo Securities International Limited	€14,400,000	€18,000,000	€15,600,000

Banco Santander, S.A.	€7,200,000	€9,000,000	€7,800,000

Commerzbank Aktiengesellschaft	€7,200,000	€9,000,000	€7,800,000

Crédit Agricole Corporate & Investment Bank	€7,200,000	€9,000,000	€7,800,000

Mizuho International plc	€7,200,000	€9,000,000	€7,800,000

MUFG Securities EMEA plc	€7,200,000	€9,000,000	€7,800,000

SMBC Nikko Capital Markets Limited	€7,200,000	€9,000,000	€7,800,000

The Toronto-Dominion Bank	€7,200,000	€9,000,000	€7,800,000

Truist Securities, Inc.	€7,200,000	€9,000,000	€7,800,000

U.S. Bancorp Investments, Inc.	€7,200,000	€9,000,000	€7,800,000

ING Bank N.V., Belgian Branch	€3,600,000	€4,500,000	€3,900,000

NatWest Markets Plc	€3,600,000	€4,500,000	€3,900,000

PNC Capital Markets LLC	€3,600,000	€4,500,000	€3,900,000

Scotiabank (Ireland) Designated Activity Company	€3,600,000	€4,500,000	€3,900,000

Total	€600,000,000	€750,000,000	€650,000,000

Schedule 1-1

Schedule 2

Guarantors

Entity	Jurisdiction of Organization
American Telecasting of Seattle, LLC	Delaware
APC Realty and Equipment Company, LLC	Delaware
Assurance Wireless of South Carolina, LLC	Delaware
Assurance Wireless USA, L.P.	Delaware
ATI Sub, LLC	Delaware
Clearwire Communications LLC	Delaware
Clearwire Legacy LLC	Delaware
Clearwire Spectrum Holdings II LLC	Nevada
Clearwire Spectrum Holdings III LLC	Nevada
Clearwire Spectrum Holdings LLC	Nevada
Fixed Wireless Holdings, LLC	Delaware
IBSV LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware
MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
Nextel South Corp.	Georgia
Nextel Systems, LLC	Delaware
Nextel West Corp.	Delaware
NSAC, LLC	Delaware
PRWireless PR, LLC	Delaware
PushSpring, LLC	Delaware
Sprint Capital Corporation	Delaware
Sprint Communications LLC	Delaware
Sprint LLC	Delaware
Sprint Solutions LLC	Delaware
Sprint Spectrum LLC	Delaware
Sprint Spectrum Realty Company, LLC	Delaware
SprintCom LLC	Kansas
TDI Acquisition Sub, LLC	Delaware

Schedule 2-1

Entity	Jurisdiction of Organization
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile Innovations LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Resources LLC	Delaware
T-Mobile South LLC	Delaware
T-Mobile West LLC	Delaware
TMUS International LLC	Delaware
TVN Ventures LLC	Delaware
VMU GP, LLC	Delaware
WBSY Licensing, LLC	Delaware

Schedule 2-2

Schedule 3

Subsidiaries of Parent

[Omitted Pursuant to Item 601(a)(5) of Regulation S-K]

Schedule 3-1

Annex A

Time of Sale Information

1.                Term sheet containing the terms of the Securities, substantially in the form set forth on Annex B hereto.

Annex A-1

Annex B

Pricing Term Sheet

(See attached)

Annex B-1

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement dated April 30, 2024

Registration No. 333-271553

Pricing Term Sheet

T-MOBILE USA, INC.

€2,000,000,000

3.550% Senior Notes due 2029 (the “2029 Notes”)

3.700% Senior Notes due 2032 (the “2032 Notes”)

3.850% Senior Notes due 2036 (the “2036 Notes” and, together with the 2029 Notes and the 2032 Notes, the “Notes”)

Pricing Supplement, dated April 30, 2024, to Preliminary Prospectus Supplement, dated April 30, 2024 (the “Preliminary Prospectus Supplement”), of T-Mobile USA, Inc. The information in this Pricing Supplement supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement only to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement. Capitalized terms used in this Pricing Supplement but not defined herein have the meanings given them in the Preliminary Prospectus Supplement.

	2029 Notes	2032 Notes	2036 Notes

Principal Amount:	€600,000,000	€750,000,000	€650,000,000

Title of Securities:	3.550% Senior Notes due 2029	3.700% Senior Notes due 2032	3.850% Senior Notes due 2036

Final Maturity Date:	May 8, 2029	May 8, 2032	May 8, 2036

Public Offering Price:	99.968% of principal amount, plus accrued and unpaid interest, if any, from May 8, 2024	99.905% of principal amount, plus accrued and unpaid interest, if any, from May 8, 2024	99.603% of principal amount, plus accrued and unpaid interest, if any, from May 8, 2024

Coupon:	3.550%	3.700%	3.850%

Yield-to-Maturity:	3.557%	3.714%	3.892%

Mid-Swap Yield:	2.957%	2.864%	2.862%

Spread to Mid-Swap Yield:	+60 bps	+85 bps	+103 bps

Benchmark:	0.250% DBR due February 15, 2029	0.000% DBR due February 15, 2032	0.000% DBR due May 15, 2035

Benchmark Yield:	2.573%	2.527%	2.627%

Spread to Benchmark:	+98.4 bps	+118.7 bps	+126.5 bps

Gross Proceeds Before Expenses:	€599,808,000	€749,287,500	€647,419,500

Net Proceeds Before Expenses:	€598,458,000	€747,037,500	€645,014,500

ISIN Numbers / Common Codes:	ISIN: XS2746662696 Common Code: 274666269	ISIN: XS2746662936 Common Code: 274666293	ISIN: XS2746663074 Common Code: 274666307

Terms Applicable to All Notes
Issuer:	T-Mobile USA, Inc., a Delaware corporation

Optional Redemption:

Prior to the applicable Par Call Date with respect to each series of Notes, the Issuer may redeem the Notes of such series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i)    100% of the principal amount of the Notes to be redeemed; and

(ii)   (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon, not including any portion of these payments of interest accrued as of the date of which the notes are to be redeemed, discounted to the redemption date (assuming that such Notes matured on their applicable Par Call Date) on an annual basis (ACTUAL / ACTUAL (ICMA)) at the applicable Comparable Government Bond Rate plus 15 basis points in the case of the 2029 Notes, 20 basis points in the case of the 2032 Notes and 20 basis points in the case of the 2036 Notes less (b) unpaid interest accrued to the date of redemption (any excess of the amount described in this bullet point over the amount described in the immediately preceding bullet point, the “Make-Whole Premium”);   plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date with respect to each series of Notes, the Issuer may redeem the Notes of such series, in whole or in part, at any time or from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Par Call Date” with respect to the applicable Series means:

	Series	Par Call Date
	2029 Notes	April 8, 2029
	2032 Notes	February 8, 2032
	2036 Notes	February 8, 2036

Clearing and Settlement:	Euroclear / Clearstream

Anticipated Listing:	The Nasdaq Bond Exchange

Interest Payment Dates:	Annually on May 8, commencing May 8, 2025

Record Dates:	The Business Day immediately preceding each interest payment date.

Underwriters:

Joint Book-Running Managers:

Barclays Bank PLC

BNP Paribas

Deutsche Bank AG, London Branch

J.P. Morgan Securities plc

Citigroup Global Markets Limited

Goldman Sachs & Co. LLC

Morgan Stanley & Co. International plc

RBC Europe Limited

Société Générale

UBS AG London Branch

Wells Fargo Securities International Limited

Banco Santander, S.A.

Commerzbank Aktiengesellschaft

Crédit Agricole Corporate & Investment Bank

Mizuho International plc

MUFG Securities EMEA plc

SMBC Nikko Capital Markets Limited

The Toronto-Dominion Bank

Truist Securities, Inc.

U.S. Bancorp Investments, Inc.

Co-Managers:

ING Bank N.V., Belgian Branch

NatWest Markets Plc

PNC Capital Markets LLC

Scotiabank (Ireland) Designated Activity Company

Trade Date:	April 30, 2024

Settlement Date:

May 8, 2024 (T+5)

We expect that delivery of the Notes will be made to investors on or about May 8, 2024, which will be the fifth London business day following the date of this pricing supplement (such settlement being referred to as “T+5”). Under the E.U. Central Securities Depositaries Regulation, trades in the secondary market generally are required to settle in two London business days unless the parties to a trade expressly agree otherwise. Also, under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the second London business day before the settlement date will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

Form of Offering:	SEC Registered (Registration No. 333-271553)

Denominations:	€100,000 and integral multiples of €1,000

The Issuer has filed a registration statement (Registration No. 333-271553) (including a Prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the Prospectus in that registration statement, the related Preliminary Prospectus Supplement and other documents the Issuer has filed with the SEC, for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the Issuer, the underwriters or any dealer participating in the offering will arrange to send you the Prospectus and related Preliminary Prospectus Supplement if you request it by contacting Barclays Bank PLC, 1 Churchill Place, London E14 5HP, United Kingdom, Telephone: +1-888-603-5847, Email: LeadManagedBondNotices@barclayscorp.com; BNP Paribas, 10 Harewood Avenue, Attention: Fixed Income Syndicate, London NW1 6AA, United Kingdom, Email: dl.syndsupportbonds@uk.bnpparibas.com, Telephone (toll-free): +1-800-854-5674; Deutsche Bank AG, London Branch, 21 Moorfields, London EC2Y 9DB, United Kingdom, Attention: Prospectus Group, Telephone: +1 800-503-4611, Email: prospectus.CPDG@db.com and J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of International Syndicate, Telephone (for non-US investors): +44-20-7134-2468, Email: emea_syndicate@jpmorgan.com or J.P. Morgan Securities LLC (for U.S. investors) at +1-212-834-4533 (call collect).

Manufacturer target market (MiFID II product governance) is eligible counterparties and professional clients only (all distribution channels). No PRIIPs key information document (KID) pursuant to Regulation (EU) 1286/2014 has been prepared as not available to retail in EEA.

Manufacturer target market (UK MiFIR product governance) is eligible counterparties and professional clients only (all distribution channels). No UK PRIIPs key information document (KID) pursuant to Regulation (EU) 1286/2014 as it forms part of UK domestic law by virtue of the EUWA has been prepared as not available to retail in the UK.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers and other notices were automatically generated as a result of this communication being sent via Bloomberg or another communication system.